Exhibit 10.40

AGREEMENT

This Agreement (the “Agreement”) is entered into as of the 6th day of February, 2004, by and among Audible, Inc., a Delaware corporation (the “Company”) and Apax Excelsior VI Partners, L.P., Apax Excelsior VI-A C.V., Apax Excelsior VI-B C.V. and Patricof Private Investment Club III, L.P., and any partners, members, affiliates or distributees therof (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Investors are holders of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which has the terms set forth in the First Amended and Restated Certificate of Designation of Designations, Limitations, Restrictions and Relative Rights of the Series A Convertible Preferred Stock of Audible, Inc. (the “Certificate”);

WHEREAS, the Company and the Investors have had a disagreement concerning the interpretation of certain terms of the Certificate; and

WHEREAS, the Company seeks to induce the Investors to convert all shares of Preferred Stock into shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”);

Now, Therefore, in consideration of the foregoing recitals, premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Conversion of Shares. Immediately upon execution of this Agreement, the Investors shall convert all shares of Preferred Stock held by them into shares of Common Stock in accordance with the terms of Section 5 of the Certificate. Upon the conversion, all provisions of the Certificate shall terminate, including any provisions that relate to rights of the Investors as holders of Common Stock. The Company may make such filings as are necessary with the Secretary of the State of Delaware to effectuate such termination of the Certificate.

2.   Inducement to Convert; Payment of Accrued Dividends. As an inducement for the Investors to convert their shares of Preferred Stock and to satisfy the payment of accrued dividends on the Preferred Stock, the Company shall issue to the Investors as set forth on Schedule I hereto:

(a)   an aggregate of 3,500,000 shares of Common Stock (the “Shares”); and

(b)   Warrants to purchase an aggregate of 1,000,000 shares of Common Stock (the “Warrant Shares”) pursuant to the form of warrant attached hereto as Exhibit A (the “Warrant”).

This offer of inducement shall expire at 5:00 p.m., New York City time, on the date hereof.

3.   Valid Issuance. The Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and (assuming the accuracy of Investors’ representation set in Section 4 hereof) issued in compliance with all applicable U.S., state and foreign securities laws and will not be subject to any preemptive or other similar rights.

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Exhibit 10.40

4.   Each Investor is an “Accredited Investor”. Each Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).

5.   Legends.

(a)   It is understood that, until the earlier of (i) registration for resale pursuant to the Investor Rights Agreement (as defined below) or (ii) the time when such Shares and Warrant Shares may be sold pursuant to Rule 144(k), certificates evidencing the Shares and Warrant Shares shall bear the following or any similar legend:

“The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

   (b)   If required by the authorities of any state in connection with the issuance of the Shares or Warrant Shares, the legend required by such state authority.

   (c)   Upon the earlier of (i) registration for resale pursuant to the Investor Registration Rights Agreement and receipt by the Company of an Investor’s written confirmation that the Shares will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act or (ii) Rule 144(k) becoming available the Company shall, upon an Investor’s written request, promptly cause certificates evidencing the Shares to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued in respect of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares. The Company shall cause unlegended certificates to be delivered to an Investor within five (5) business days of submission by that Investor of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form.

6.   Investor Rights Agreement. The Company and the Investors hereby agree that the registration of the sale of the Shares and the Warrant Shares shall be covered by the terms of the Series A Investor Rights Agreement, dated August 4, 2003, by and among the Company and the Investors (the “Investor Rights Agreement”).

7.   Release of Claims.

(a)   The Investors hereby forever and irrevocably discharge, waive and release the Company from any and all claims, debts, suits, actions and causes of action of any kind or nature, whether at law, in equity or mixed, whether matured, contingent or inchoate, whether known or unknown, save and except for any claim or cause of action based upon the Company’s breach of this Agreement, that any Investor now has, has had or may hereafter have against the Company in any way, manner or degree arising from or relating to any act, omission, occurrence or transaction occurring in whole or in part prior to the date of this Agreement.

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Exhibit 10.40

(b)   The Company hereby forever and irrevocably discharge, waive and release each Investor from any and all claims, debts, suits, actions and causes of action of any kind or nature, whether at law, in equity or mixed, whether matured, contingent or inchoate, whether known or unknown, save and except for any claim or cause of action based upon an Investor’s breach of this Agreement, that the Company now has, has had or may hereafter have against any Investor in any way, manner or degree arising from or relating to any act, omission, occurrence or transaction occurring in whole or in part prior to the date of this Agreement.

8.   Consent to Sell; Consultation. In the event the Investors either individually or in the aggregate wish to sell an aggregate of 1,000,000 shares or more of Common Stock in a single or set of related block trades over a two week trading period, they will not engage in such trade or trades unless they shall have first obtained the written consent of the Chief Executive Officer of the Company (the “CEO”), which consent shall not be unreasonably withheld, at least three (3) trading days prior to executing the sale. In addition, when an Investor plans to sell any shares of Common Stock on the open market, it shall provide at least three (3) trading days prior written notice to the CEO and consult with him on a good faith basis. This Section 8 shall expire on February __, 2007.

9.   Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto, including any partners, members or affiliates of the Investors.

10.   Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to Investors:

c/o Apax Partners, Inc.
2180 Sand Hill Road
Menlo Park, CA 94025

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Exhibit 10.40

If to Company:

Audible, Inc.
65 Willowbrook Blvd.
Wayne, NJ 07470
Attn: Chief Executive Officer
Telephone No.: (973) 890-4070
Facsimile No.: (973) 890-2442

with a copy to:
Nancy A. Spangler, Esq.
Piper Rudnick LLP
1775 Wiehle Avenue, Suite 400
Reston, VA 20190
Telephone No.: (703) 773-402
Facsimile No.: (703) 773-5000

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 10.

11.   Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

12.   Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13.   Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

14.   Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

15.   Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

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Exhibit 10.40

16.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law or conflicts of law provisions thereof.

{Signatures on begin on the following page}

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Exhibit 10.40

In Witness Whereof, the parties hereto have executed this Settlement an Conversion Agreement as of the date set forth in the first paragraph hereof.

Audible, Inc.

By:	/s/ Donald R. Katz
Name: Donald R. Katz
Title: Chief Executive Officer

Apax Excelsior VI, L.P.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner
By:	Apax Managers, Inc.
Its General Partner

By: /s/ Paul Vais
Name: Paul Vais
Title: General Partner

Apax Excelsior VI-A, C.V.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner
By:	Apax Managers, Inc.
Its General Partner

By: /s/ Paul Vais
Name: Paul Vais
Title: General Partner

{Signatures continued on following page}

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Exhibit 10.40

Apax Excelsior VI-B, C.V.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner
By:	Apax Managers, Inc.
Its General Partner

By: /s/ Paul Vais
Name: Paul Vais
Title: General Partner

Partricof Private Investment Club III, L.P.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner
By:	Apax Managers, Inc.
Its General Partner

By: /s/ Paul Vais
Name: Paul Vais
Title: General Partner

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Exhibit 10.40

SCHEDULE I

Investor	Shares	Warrant Shares

Apax Excelsior VI, L.P.	2,990,751	854,500
Apax Excelsior VI-A, C.V.	244,300	69,800
Apax Excelsior VI-B, C.V.	162,749	46,500
Partricof Private Investment Club III, L.P.	102,200	29,200
Total	3,500,000	1,000,000

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